Exhibit 99.1

PhaseRx Receives Positive Opinion for Orphan Drug Designation for PRX-ASL from European Medicines Agency

SEATTLE, November 28, 2017 - PhaseRx, Inc. (NASDAQ: PZRX), a biopharmaceutical company developing mRNA treatments for life-threatening inherited liver diseases in children, today announced that the European Medicines Agency’s (EMA) Committee for Orphan Medicinal Products (COMP) has issued a positive opinion recommending orphan medicinal product (orphan drug) designation for PRX-ASL, for the treatment of argininosuccinate lyase deficiency (ASLD), PhaseRx’s second drug candidate to treat a urea cycle disorder.

ASLD is a rare liver disorder caused by an inherited single-gene deficiency that results in hyperammonemia (elevated ammonia in the blood), and can lead to irreversible neurological impairment, coma and death. PRX-ASL is an intracellular enzyme replacement therapy (i-ERT) designed to replace the missing or defective enzyme in patients with ASLD, thereby correcting the disease. PRX-ASL has shown therapeutic potential in a preclinical model of ASLD, including reduction in the levels of compounds whose elevation are the hallmark of ASLD such as plasma citrulline, argininosuccinic acid (ASA) and blood ammonia.

“This positive opinion recommending orphan drug designation for PRX-ASL in the European Union is a significant step in the development of this product candidate, and follows a similar decision in September by the U.S. Food and Drug Administration,” said Robert W. Overell, Ph.D., president and chief executive officer of PhaseRx. “We are pleased that the Committee for Orphan Medical Products has affirmed our belief in the need for a new therapeutic for this rare liver disorder.”

Applications for orphan designation are initially reviewed by the COMP. Positive opinions are then forwarded to the European Commission, which is responsible for formally granting the orphan designation. Orphan medicinal product designation in the European Union is given to products that are intended for the treatment, prevention or diagnosis of a disease that is life-threatening or chronically debilitating; where prevalence of the condition in the EU is less than 5 in 10,000; and where the product represents a significant benefit over existing treatments.

About ASLD

ASLD is a rare liver disorder caused by an inherited single-gene deficiency that results in hyperammonemia (elevated ammonia in the blood), and can lead to devastating consequences, including cumulative and irreversible neurological impairment, coma and death. The only known cure for ASLD is a liver transplant. Currently available drug treatments do not correct the disease, and do not eliminate the risk of life-threatening crises.

About PhaseRx

PhaseRx is a biopharmaceutical company dedicated to developing mRNA products for the treatment of children with inherited enzyme deficiencies in the liver using intracellular enzyme replacement therapy (i-ERT). PhaseRx's initial product development focus is on urea cycle disorders, a group of rare genetic diseases that generally present before the age of twelve and are characterized by the body's inability to remove ammonia from the blood with potentially devastating consequences for patients. The company's i-ERT approach is enabled by its proprietary Hybrid mRNA Technology™ platform. PhaseRx is headquartered in Seattle. For more information, please visit www.phaserx.com.

Safe Harbor Statement

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the fact that the company has incurred significant losses since its inception and anticipates that it will continue to incur significant losses for the foreseeable future, (ii) the fact that Nasdaq is seeking to delist our common stock from the Nasdaq stock market (although the Company is appealing this decision), (iii) the Company’s recent decision to delay the development of its product candidates, reduce its workforce and seek strategic alternatives, (iv) the company being dependent on technologies it has licensed and that it may need to license in the future, (v) the fact that substantial additional funding will be required to develop the company’s planned products, (vi) the fact that the company's Hybrid mRNA Technology has not previously been tested beyond company preclinical studies, and that mRNA-based drug development is unproven, (vii) the fact that all of the company's programs are in preclinical studies or early-stage research and it is uncertain that any company product candidates will receive regulatory approval or be commercialized, (viii) the company's ability to adequately protect its proprietary technology from legal challenges, infringement or alternative technologies and (ix the biotechnology and pharmaceutical industries being intensely competitive. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company's filings with the Securities and Exchange Commission (SEC), including the most recent annual report on Form 10-K and its’ quarterly reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contacts:

Corporate Communications Contact:

Jason Spark

Canale Communications

Senior Vice President

jason@canalecomm.com

619.849.6005

Investor Contact:
Robert H. Uhl
Westwicke Partners, LLC
Managing Director
robert.uhl@westwicke.com
858.356.5932

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